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                                                                  Exhibit 10.21C
                           LOAN MODIFICATION AGREEMENT

     This Loan Modification Agreement is entered into as of August 30, 1999, by and between Sonus Pharmaceuticals, Inc. ("Borrower") and Silicon Valley Bank ("Silicon").

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Silicon, Borrower is indebted to Silicon pursuant to, among other documents, a Loan and Security Agreement, dated August 11, 1995, together with all Schedules attached thereto, as such agreement may be amended from time to time (the "Loan Agreement"). The Loan Agreement provided for, among other things, a Secured Line of Credit in the original principal amount of Five Million and 00/100 Dollars ($5,000,000.00). Capitalized terms used but otherwise defined herein shall have the same meaning as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Silicon shall be referred to as the "Indebtedness".

2. DESCRIPTION OF COLLATERAL AND GUARANTIES. Repayment of the Indebtedness is secured by the Collateral as defined in the Loan Agreement.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.   DESCRIPTION OF CHANGE IN TERMS.

     A.   Modification(s) to Loan Agreement.


          1. The defined term "Maturity Date" shall mean August 30, 2000, at which time all unpaid principal and accrued but unpaid interest shall be due and payable.

          2. Beginning with the month ending September 30, 1999, the paragraph entitled "Minimum Cash Balance" under paragraph entitled "Other Covenants" shall be amended to read as follows:

               Borrower shall maintain at all times cash and cash equivalents of not less than $10,000,000 net of outstanding advances under the Credit Limit. However, if Borrower has less than $10,000,000 but more than $4,000,000, any advance of the funds under Credit
               Limit shall be subject to the following conditions:

                    (i) any advance of funds under the Credit Limit shall be deposited directly into Borrower's account with Silicon. Such account will only be allowed access to use for paying down the amounts outstanding under the Credit Limit; and

                    (ii) Borrower shall pay Silicon an additional fee in the
                         amount of Two Thousand Five Hundred and 00/100 Dollars ($2,500.00).

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. PAYMENT OF LOAN FEE. Borrower shall pay to Silicon a fee in the amount of Fifteen Thousand and 00/100 Dollars ($15,000.00) (the "Loan Fee") plus all out-of-pocket expenses.

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6.   NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that it has no defenses against the obligations to pay any amounts under the Indebtedness.

7. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Silicon is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Silicon's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Silicon to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Silicon and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Silicon in writing. Except as otherwise expressly provided herein, no maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon Borrower's payment of the Loan Fee.

     This Loan Modification Agreement is executed as of the date first written above.


BORROWER:                                      SILICON:

SONUS PHARMACEUTICALS                          SILICON VALLEY BANK


By:    /s/ Gregory Sessler                     By:    /s/Peter Palsson
       --------------------------                     -------------------------
Name:  Gregory Sessler                         Name:  Peter Palsson
Title: Chief Financial Officer                 Title: Vice-President


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